Exhibit 10.1

MATTERSIGHT CORPORATION

AND

THE PURCHASERS NAMED HEREIN

COMMON STOCK PURCHASE AGREEMENT

July 22, 2015

MATTERSIGHT CORPORATION

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of July 22, 2015 by and between Mattersight Corporation, a Delaware corporation (the “Company”), and those purchasers listed on the attached Exhibit A (each a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

A. The Company has authorized the sale and issuance of 2,728,712 shares (the “Shares”) of the common stock of the Company, $0.01 par value per share (the “Common Stock”), to certain investors (the “Offering”).

B. The Company desires to sell to the Purchasers listed on the attached Exhibit A and such Purchasers, severally and not jointly, desire to purchase from the Company, that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A, on the terms and subject to the conditions set forth in this Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Purchase of the Shares.

1.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Exhibit A for an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”).

1.2 Closing; Closing Date. The completion of the sale and purchase of the Shares (the “Closing”) shall be held at 9:00 a.m. (Central Time) as soon as practicable following the satisfaction of the conditions set forth in Section 4 (the “Closing Date”), at the offices of Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, IL 60601, or at such other time and place as the Company and Purchasers may agree.

1.3 Closing Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser (i) a copy of the Prospectus and the Prospectus Supplement and (ii) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver “free of payment,” via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) or otherwise, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, registered in the name of such Purchaser. After confirmation of receipt of the Shares via DWAC, subject to the terms and conditions hereof, each Purchaser, severally and not jointly, will cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Shares to be purchased by such Purchaser as set forth in Exhibit A, unless other means of payment shall have been agreed upon by the Purchasers and the Company.

2. Representations and Warranties of the Company. Except as set forth in the most current prospectus (the “Prospectus”) included in Registration Statement on Form S-3 (File No. 333-202744) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the offer and sale of the Shares, in a prospectus supplement filed in accordance with Rule 424(b) under the Securities Act describing the offer of the Shares (the “Prospectus Supplement”), including all documents and information incorporated by reference therein, and as set forth in the Company SEC Documents, the Company represents and warrants to each Purchaser that:

2.1 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Shares. This Agreement has been duly authorized, executed, and delivered by the Company and, upon due execution and delivery by the Purchasers, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally and to general equitable principles.

2.2 No Conflict with Other Instruments. The execution, delivery, and performance of this Agreement, the issuance and sale of the Shares, and the consummation of the actions contemplated by this Agreement will not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (A) any provision of the Company’s Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (B) any contract, instrument, or other agreement to which the Company or any subsidiary is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (each, a “Material Contract”); or (C) any statute, rule, law, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of their respective assets or properties; or (ii) result in the creation or imposition of any lien, encumbrance, or other adverse claim whatsoever upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, acceleration, or cancellation of any Material Contract, except in the case of (i)(B) and (ii) above, as would not result in a material adverse effect on the Company or its subsidiaries’ (taken as a whole) business, financial condition, properties, results of operations, prospects, or assets, or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.3 Certificate of Incorporation; Bylaws. The Company has made available to the Purchasers true, correct, and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate, and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.5 SEC Filings; Financial Statements. The Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “10-K”), and all other reports or proxy statements filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2014 and prior to the date hereof (collectively, the “Company SEC Documents”): (i) at the time of filing thereof, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Exchange Act”); and (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company SEC Documents are the only filings required of the Company pursuant to the Exchange Act for such period. The financial statements included in each Company SEC Document (A) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be disclosed therein or in the notes thereto and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (B) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows and changes in stockholders’ equity for the periods shown. Except as set forth in the financial statements included in the Company SEC Documents filed prior to the date hereof, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2015 and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to March 31, 2015, have not had nor could reasonably be expected to have a Material Adverse Effect.

2.6 Registration Statement.

(a) The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or the Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company shall file a final Prospectus Supplement with the SEC pursuant to Rule 424(b) no later than two (2) business days after the Effective Date. The Registration Statement, and the Prospectus together with the Prospectus Supplement, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) When issued pursuant to this Agreement and the Registration Statement at Closing, the Shares will be free of restrictions on transfer under the Securities Act, other than such restrictions as may be applicable under Rule 144 under the Securities Act with respect to sales or transfers of securities by an affiliate (as defined in Rule 144) of the issuer should such Purchaser be or become an affiliate of the Company.

2.7 Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which (A) 22,878,597 shares are issued and outstanding as of the date of this Agreement, and (B) 2,743,917 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement; (ii) 5,000,000 shares of Series B stock, of which 1,647,175 shares are issued and outstanding as of the date of this Agreement and none of which are reserved for issuance upon the exercise or conversion of outstanding options, warrants or other convertible securities as of the date of this Agreement; and (iii) 35,000,000 shares of undesignated preferred stock, none of which, as of the date of this Agreement, are outstanding or reserved for issuance upon the exercise or conversion of outstanding options, warrants or other convertible securities. All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or as disclosed in the Company SEC Documents, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants, or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary; (ii) obligations of the Company to purchase, redeem, or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares.

2.8 Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as set forth in the Company SEC Documents, all of the outstanding capital stock or other securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

2.9 Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company (the “Company’s Knowledge”), currently threatened against the Company or any of its subsidiaries, that (i) if adversely determined would reasonably be expected to have a Material Adverse Effect or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding, or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree, or order of any court, regulatory body, arbitral panel, administrative agency, or other government body.

2.10 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required for the execution, delivery, and performance by the Company of this Agreement and the offer, issuance, and sale of the Shares, except for filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which notices will be filed by the Company on a timely basis.

2.11 Compliance. The Company is not in violation of its Certificate of Incorporation or Bylaws. Neither the Company nor the subsidiaries have been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and the subsidiaries has all necessary franchises, licenses, certificates, and other authorizations from any foreign, federal, state, or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and they subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates, and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.12 No Material Changes. Except as disclosed in the Company SEC Documents, since June 30, 2015, there has not been any change that has had or would reasonably be expected to have a Material Adverse Effect. Since June 30, 2015, the Company has not declared or paid any dividend or distribution on its capital stock.

2.13 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s Knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

2.14 Intellectual Property; Privacy Policies.

(a) The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results, or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”). All issued patents, registered trademarks, and registered copyrights owned by the Company were duly registered in, filed in, or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions and since issuance have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(b) To the Company’s Knowledge, it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries ownership of all material Intellectual Property with respect to their products and technology. To the Company’s Knowledge, no third party is interfering with, infringing upon, misappropriating, or violating any Intellectual Property of the Company or its subsidiaries.

(c) To the Company’s Knowledge, the present business, activities, and products of the Company and its subsidiaries do not infringe upon any intellectual property of any other person. No proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed since June 30, 2015 or is pending.

(d) No proceedings have been instituted or pending or, to the Company’s Knowledge, threatened, which challenge the rights of the Company to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(e) All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary, are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto, and, to the Company’s Knowledge, no other party to any such license or other agreement is in default thereunder (and there exists no condition which, with the passage of time or otherwise, would constitute a default by such other party).

(f) The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal, and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their operations. With respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the Company’s Knowledge, there has been no unauthorized access to or other misuse of such information.

2.15 Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance, in all material respects, with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Shares does not require stockholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

2.16 Taxes. The Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company’s Knowledge there is no tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction.

2.17 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.18 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.19 Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.20 Related Party Transactions. To the Company’s Knowledge, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers, or directors, or any affiliate or affiliates of any such affiliate, officer, or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14, or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

2.21 Books and Records. The books, records, and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

2.22 Disclosure Controls and Internal Controls.

(a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) and designed such controls and procedures to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. To the Company’s Knowledge, there is no (i) significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d) Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.

(e) To the Company’s Knowledge, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.

2.23 Application of Takeover Protections; Rights Agreement. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.24 Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.25 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.26 Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure, or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

The Company is in compliance with all federal, state, local, and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.27 Environmental Laws. To the Company’s Knowledge, the Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii), and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local, or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.28 Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since June 30, 2015, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.29 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. With the exception of the proposed sale of Shares as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.30 Certain Acknowledgements. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach hereof.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1 Legal Power. If the Purchaser is a corporation, limited partnership, or limited liability company, such Purchaser is validly existing and has all requisite corporate, partnership, or limited liability company power and authority to invest in the Shares pursuant to this Agreement. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2 Due Execution. This Agreement has been duly authorized, executed, and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement and obligation of the Purchaser enforceable against such Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3 No Conflict. To the Purchaser’s Knowledge, the execution and delivery of this Agreement, and consummation of the transactions contemplated hereunder, including the purchase of the Shares, by such Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to such Purchaser, (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which such Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of such Purchaser.

3.4 Residency. The Purchaser is organized under the laws of the state set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

3.5 Short Sales. The Purchaser has not, nor has any person or entity acting on behalf of or pursuant to any understanding, agreement, or arrangement with such Purchaser, directly or indirectly executed any “short sale,” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of Common Stock since June 30, 2015.

4. Conditions to Closing.

4.1 Conditions to Obligations of Purchasers at Closing. The obligation of each Purchaser to purchase the Shares from the Company on any Closing Date is conditioned upon the following:

(a) Representations and Warranties True. The representations and warranties made by the Company in Section 2 shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Delivery. Such Purchaser’s receipt of the items required to be delivered by the Company under Section 1.3.

(c) Execution of Agreements. The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

(d) Trading and Listing. Trading and listing of the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.

(e) Market Listing. The Company will comply with all of the requirements of the Principal Market with respect to the issuance of the Shares.

(f) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(g) Securities Laws Disclosure. Before 8:30 a.m., New York local time, on the business day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the issuance of the Press Release. From and after the issuance of the Press Release, no Purchaser that is not a director or officer of the Company shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Press Release.

4.2 Conditions to Obligations of the Company. The obligation of the Company to sell the Shares to each Purchaser on each Closing Date is conditioned upon the following:

(a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 3 shall be true and correct in all material respects when made and on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Payment and Delivery. The Purchasers shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c) Execution of Agreements. The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

5. Additional Covenants.

5.1 Further Assurances. Each party will execute, acknowledge, and deliver such additional certificates and documents and will take such additional actions as the other party may reasonably request on or after a Closing Date to effect, complete or perfect the issue and sale of the Shares to each Purchaser.

5.2 Listing. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock, including the Shares, on the Principal Market or an alternative listing on the New York Stock Exchange or NYSE MKT and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges, if and as applicable.

5.3 Purchasers’ Market Activity. Each Purchaser agrees that such Purchaser shall not, prior to the public announcement by the Company that it has entered into this Agreement, engage in any stabilization activity in connection with the Company’s common shares, or otherwise bid for or engage in any purchase or sale, including any Short Sale of the Company’s common shares, directly or through or in arrangement with and any entity in control of, controlled by, or under common control with such Purchaser. Each Purchaser covenants and agrees that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release, such Purchaser will maintain the confidentiality of the existence and terms of this Agreement.

5.4 Publicity. No Purchaser shall issue any press release or make any similar public statement or communication disclosing the terms of this Agreement or the transactions hereunder without the prior written consent of the Company, provided that the Company’s consent shall not unreasonably be withheld or delayed if such disclosure is required by law and such Purchaser shall have provided the Company with a copy of the proposed press release or other public statement or communication a reasonable time prior to the public release or dissemination thereof. The Company agrees that it will not, without the prior written consent of each Purchaser, use in advertising, publicity, or otherwise the name of such Purchaser, or any partner or employee of such

Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Purchaser or any of its affiliates. The Company further agrees that it shall obtain the written consent of each Purchaser prior to the Company’s or any of its subsidiaries’ issuance of any public statement naming such Purchaser and detailing the purchase of Shares by the Purchasers pursuant to this Agreement.

5.5 Public Disclosure by the Company. The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offering and the material terms, thereof, including pricing, before 8:30 a.m., New York local time, on the business day immediately following the date hereof. Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

6.2 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers holding Shares that constitute at least a majority of the Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon any holder of any Shares purchased under this Agreement, each future holder of all such securities, and the Company.

6.6 Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

6.7 Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Mattersight Corporation

200 W. Madison Street, Suite 3100

Chicago, Illinois 60606

Attention: Christine R. Carsen, General Counsel and Corporate Secretary

Facsimile: 775-252-9987

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Attention: Arlene K. Lim, Esq.

Facsimile: 312-558-5700

if to the Purchaser, at its address on the signature page to this Agreement.

6.8 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.9 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

MATTERSIGHT CORPORATION

By:

Name:	David R. Gustafson

Title:	EVP of Product and Customer Operations

IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Name of Purchaser

By:

Name:

Title:

Investment Amount (# shares):

Investment Amount ($ @ /share):

Tax Identification No.:

State of Organization:

State of Principal Place of Operations:

Address for Notice:

Attention:

Telephone:

Facsimile:

DWAC Delivery Instructions:

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Common Shares	Aggregate Purchase Price	State of Organization	State of Principal Place of Operations